EXHIBIT F
                       CENTRAL AND SOUTH WEST CORPORATION
                     AGGREGATE INVESTMENT IN EXEMPT ENTITIES
                               As of June 30, 1998
                                   (UNAUDITED)

                                        (millions)

KVA                                        $ 5.4
Frontera                                    23.0
Newgulf                                     19.5
SEEBOARD*                                  829.0
Shoreham                                     1.0
Altamira                                    38.9
Guna                                         0.4
                                          =======
                                         $ 917.2
                                          =======

* SEEBOARD plc is an indirect wholly owned subsidiary of CSW International Two, Inc.